Exhibit 10.18

PIXEL GROUP HOLDINGS INC.
2017 OMNIBUS EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Agreement

THIS AGREEMENT (this “Award Agreement”), is made effective as of January 26, 2021 (the “Grant Date”), by and between DoubleVerify Holdings, Inc. (f/k/a/ Pixel Group Holdings Inc.), a Delaware corporation (the “Company”), and Julie Eddleman (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Pixel Group Holdings Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of Restricted Stock Units. The Company hereby grants to the Participant an Award of 788,644 restricted stock units (each, a “Restricted Stock Unit”), on the terms and conditions set forth in the Plan and this Award Agreement, subject to adjustment as set forth in the Plan.

2.                                      Vesting of the Restricted Stock Units.

a.                                      General. Subject to Section 4 hereof, 25% of the Restricted Stock Units shall vest on the first anniversary of January 26, 2021 (the “Vesting Commencement Date”) and 6.25% of the Restricted Stock Units shall vest at the end of each of the next twelve (12) quarters following the first anniversary of the Vesting Commencement Date (i.e., the first quarterly vesting date will be April 30, 2022), subject to the Participant’s continued Service through each applicable vesting date.

b.                                      Accelerated Vesting Upon an IPO.  Upon the completion of an initial public offering of the Company’s common stock (an “IPO”), 25% of the unvested Restricted Stock Units outstanding on the date of the IPO will accelerate and fully vest on such date, subject to the Participant’s continued employment through the date the IPO is consummated.  Any installment of the Restricted Stock Units that is not vested as of the date of an IPO (after giving effect to the immediately preceding sentence) will remain subject to its original vesting schedule forth in Section 2(a) as though the IPO had not occurred.

c.                                       Accelerated Vesting Upon a Change in Control. The Restricted Stock Units, to the extent not then vested or forfeited and subject to the Participant’s continued Service on the date the Change in Control is consummated, shall accelerate and become fully vested immediately prior to and contingent upon a Change in Control.  For the avoidance of doubt, an IPO, or a sale of Shares following an IPO that otherwise would not be a Change in Control, shall not constitute a Change in Control.

3.                                      Settlement.

a.                                      Each Award shall be settled within 30 days following the date in which such Award becomes vested pursuant to Section 2 or Section 4(a)(i).

b.                                      Upon settlement of an Award, the Company shall deliver to the Participant a number of Shares equal to the aggregate number of Restricted Stock Units that have previously vested and are not yet settled.

c.                                       The Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves. The Participant shall have none of the rights of a stockholder of the Company with respect to the Restricted Stock Units unless and until Shares are issued to the Participant in accordance with this Section 3. As of the Grant Date, the Participant shall enter into a joinder to the Stockholders Agreement (if not already a party to the Stockholders Agreement) substantially in the form attached hereto as Exhibit A, to become effective upon the settlement of the Restricted Stock Units by the delivery of Shares.

4.                                      Termination of Service; Forfeiture.

a.                                      The Restricted Stock Units, to the extent not then vested or forfeited, shall accelerate and become fully vested if the Participant’s Service is terminated due to her death.

b.                                      Subject to Section 4(a), upon the termination of the Participant’s Service for any reason at any time or if the Participant breaches any provision of Section 6 hereof (any such provision, a “Restrictive Covenant”), any and all of the unvested Restricted Stock Units shall be forfeited without consideration therefor. Notwithstanding anything herein to the contrary, in the event that the Participant’s Service is terminated for Cause, or the Participant resigns at a time when the Participant’s acts or omissions constitute grounds to terminate the Participant’s Service for Cause without regard to any applicable cure rights or notice periods, or the Participant breaches a Restrictive Covenant, the vested Restricted Stock Units also shall be forfeited without consideration therefor and, if such termination occurs prior to an IPO, any Shares received pursuant to Section 3 shall be forfeited.

5.                                      Dividend Equivalent Rights. This Award is granted together with dividend equivalent rights (each, a “Dividend Equivalent Right”). Prior to the date of settlement of this Award, whenever a dividend is paid with respect to Shares, a corresponding Dividend Equivalent Right shall be credited with respect to each outstanding Restricted Stock Unit then held by the Participant, in an amount equal to the amount paid as a dividend in respect of one Share. Any such Dividend Equivalent Right shall be paid to the Participant on the same date as the associated Restricted Stock Unit is settled. To the extent practicable, such Dividend Equivalent Right shall be paid in the same form as the dividend to which it relates. Each Dividend Equivalent Right shall be subject to the same vesting, forfeiture, settlement and other terms and conditions as are applicable to the Restricted Stock Unit with respect to which it was credited at the time so credited.

6.                                      Restrictive Covenants.

a.                                      Confidentiality. Participant shall observe all of Participant’s obligations under and shall comply with the terms and conditions of the confidentiality, unfair competition, intellectual property assignment and non solicitation agreement (the “Confidentiality & IP Agreement”) entered into by and between the Company or its Subsidiaries and Participant. Participant’s breach of a covenant, representation or warranty in the Confidentiality & IP Agreement shall be a breach of this Section 6(a).

b.                                      Certain Definitions.

i.                                          “Associated With” a Person means to, directly or indirectly, own, manage, operate, join, finance, control, be employed by, receive remuneration from, participate in, consult with, or be connected in any manner with the ownership, management, financing, operation or control of or be connected as an officer, director, employee, partner, member, manager, trustee, principal, agent, representative, consultant, contractor, or otherwise, or use or expressly permit his name or any one or more of his or its tradenames to be used, in connection with such Person. The foregoing shall not include the beneficial ownership solely as an unaffiliated, passive investor of less than five percent (5%) of any class of securities of any business, firm or entity having a class of equity securities actively traded on a national securities exchange, automated quotation system or over-the-counter market.

ii.                                       “Business” means (i) the verification and measurement of the quality of digital advertising, (ii) any substantially related business performed or marketed by the Company or its Subsidiaries and in which Participant was materially involved during the period of Participant’s Service with the Company or its Subsidiaries, and (iii) any material business that was a Planned New Business during the period of Participant’s Service with the Company or its Subsidiaries.

iii.                                    “Client” means any Person who, during the six-month period immediately preceding the termination or cessation of Participant’s Service, had done business with the Company or its Subsidiaries.

iv.                                   “Competing Business” means any Person who, engages or is engaged in any element of the Business.

v.                                      “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or joint venture, or other entity, or a Governmental Authority (as defined in the next sentence).  “Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court, authority or other quasi-governmental entity established to perform any of such functions.

vi.                                   “Planned New Business” during a specific time period, means any new line of business or new market which, during that time period, the Company or its Subsidiaries was planning to enter (or any new product or service which, during that period, the Company or its Subsidiaries was planning to market and/or sell); provided that for purposes of this definition, the Company or its Subsidiaries shall have been “planning” something where (w) such planning involved discussion at the level of the board of directors or, if applicable, the body performing the analogous function, (x) such planning was reduced to writing in a substantial form, such as a comprehensive business plan, by the board or such analogous body, (y) the Company or its Subsidiaries committed material resources (human and either financial or technological) to the planning and implementation of the execution of that new business, and (z) such planning was known to Participant and with Participant being materially involved in its contemplation and implementation.

vii.                                “Restricted Period” means the period commencing on the date hereof and ending at 11:59 p.m. New York time on the date that is twelve (12) months after the effective date of any termination of Participant’s Service with the Company or its Subsidiaries.

c.                                       Noncompetition; Nonsolicitation. Participant acknowledges that during Participant’s Service, Participant will create and have access to confidential information and to important business relationships. Accordingly, Participant represents, warrants and covenants to the Company and its Subsidiaries that, subject to the last sentence of this Section 6(c), Participant will not, directly or indirectly, (i) during the Restricted Period without the express prior written approval of the Board, be or become Associated With a Competing Business (other than severance-type or retirement-type benefits from entities constituting prior employers of Participant) or (ii) during the Restricted Period without the express prior written approval of the Board, (a) solicit, sell to or service, for the account of any Competing Business, or assist any Person in soliciting, selling to, or servicing, for the account of any Competing Business, any Client, (b) solicit, approach or induce any Client to terminate or diminish its relationship with the Company or its Subsidiaries or to explore, discuss, investigate or consider a business relationship with a Competing Business, (c) solicit, approach or induce any Person who is then (or was at any time in the six (6) months immediately prior to the termination or cessation of Participant’s Service) an employee of or consultant to the Company or its Subsidiaries, to terminate or diminish his or her or its relationship with the Company or its Subsidiaries or to be or become Associated With a Competing Business, or (d) otherwise interfere with the relationship between the Company or its Subsidiaries and any of their respective Clients, employees, consultants, suppliers or service providers, or (e) take any steps to, or negotiate or enter into any oral or written agreement or understanding to, do any of the things referenced in (a), (b), (c), (d), or (e) of this Section.  Notwithstanding the foregoing, Participant shall not be deemed to have violated this Section 6(c) if Participant becomes Associated With a Competing Business but, during the entire Restricted Period, Participant refrains from (x) working in or for any business unit, subsidiary or division which engages or is engaged, directly or indirectly, in any element of the Business and (y) directly or indirectly engaging in any element of the Business other than for the Company or its Subsidiaries as an employee thereof.

d.                                      Non-Disparagement.  The Participant will not at any time make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, the Board or any of their respective current, former or future affiliates, or any current, former or future shareholders, partners, managers, members, officers, directors or employees of any of the foregoing (each, a “Company Party”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, shareholders, partners, managers, members, officers, directors, or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s officers, directors, employees, clients, suppliers, investors, potential investors, business partners or potential business partners.  The Company agrees that it will not, and it will instruct its directors and its executive officers to not, make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of Participant.  No individual or entity shall be deemed to be in breach of this Section 6(c) or any other non-disparagement provision by making truthful statements as required by law or by any court, governmental, congressional or regulatory agency or body, or by testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested by a court.  Furthermore, it shall not be a violation of this Section 6(d) for the Company or any of its officers, executives, directors or stockholders to make statements amongst themselves that are critical of Participant or make reasonable, customary or other appropriate public remarks as to the performance of Participant or any of its subsidiaries or affiliates with respect to periods that include the period of the Participant’s employment.

e.                                       Privacy. Participant understands that Participant is or may be subject to certain privacy regulations and laws and that the Company and its Subsidiaries have adopted policies concerning privacy and, from time to time, agrees with its clients and others with which it does business to undertake certain privacy obligations. Participant shall comply with applicable laws regarding privacy, as in effect from time to time, and will comply with the Company’s and its Subsidiaries’ privacy policies and procedures, as in effect from time to time, as well as any privacy obligations which the Company and its Subsidiaries have undertaken and those which, in the future, the Company and its Subsidiaries undertake.

f.                                        Reasonable Restrictions/Damages Inadequate Remedy. Participant acknowledges that the restrictions contained in this Section 6 are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and that any breach or threatened breach by Participant of any provision contained in this Section 6 will result in immediate irreparable injury to the Company and its Subsidiaries for which a remedy at law would be inadequate. Participant further acknowledges that the restrictions contained in this Section 6 will not prevent Participant from earning a livelihood during the Restricted Period. Accordingly, Participant acknowledges that the Company and its Subsidiaries shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by Participant of the provisions of this Section 6 and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such breach, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company and its Subsidiaries may be entitled at law or in equity. Any remedy specified by any provision of this Award Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

g.                                       Separate Covenants. The parties intend that the covenants and restrictions in this Section 6 be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Award Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. If the covenants of this Section 6 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s or its Subsidiaries’ right to enforce such covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Section 6, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Award Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

7.                                      No Right to Continued Service. The granting of the Restricted Stock Units shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

8.                                      Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.  The Participant may elect to have the Company withhold a number of Shares equal in value (as determined by the Board) to the amount necessary to satisfy the Participant’s withholding tax obligations, up to the amount that can be effected without adverse financial accounting consequences to the Company, or alternatively may make a payment in cash to the Company equal to such withholding tax obligations.

9.                                      Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the any portion of an Award or any Shares settled therefor except in the event of death and in accordance with Section 13.5 of the Plan.

10.                               Adjustment of Restricted Stock Units. Adjustments to the Restricted Stock Units (or any Shares underlying the Restricted Stock Units) shall be made in accordance with the terms of the Plan.

11.                               Definitions. For purposes of this Award Agreement:

a.                                      “Cause” and “Good Reason” have the meanings set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries.

b.                                      “PEP Sponsor Group” shall have the meaning ascribed to such term in the Stockholders Agreement.

c.                                       “Securities Act” means the Securities Act of 1933, as amended.

12.                               Restricted Stock Units Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units are subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

13.                               Certain Agreements Relating to a Change in Control.

a.                                      By entering into this Award Agreement, in connection with a Change in Control, the Participant hereby agrees to:

i.                                          Appoint a member of the PEP Sponsor Group as its representative, agent, proxy and attorney-in-fact for all purposes relating to such Change in Control (the “Representative”), and grant to the Representative full power and authority to (A) enforce any benefit or entitlement of the Participant, (B) resolve any potential indemnification claim or other dispute, (C) enter into and deliver all agreements, amendments, waivers, releases and other documents that are necessary, required or deemed advisable by the Representative, (D) receive and distribute funds and pay any fees and expenses, and (E) receive and deliver notices, in each case, for and on behalf of the Participant; and

ii.                                       As a condition to the receipt of any payment in respect of the Participant’s Restricted Stock Units, enter into and deliver a Restricted Stock Unit surrender agreement (in a form reasonably acceptable to the Representative) pursuant to which the Participant shall: (A) appoint the Representative, (B) release all claims against the Company, the PEP Sponsor Group and their respective Affiliates relating to the Participant’s interests in the Company in the Participant’s capacity as a Participant other than claims under this Award Agreement, (C) provide the same representations, warranties, covenants, agreements and indemnities as the PEP Sponsor Group to the extent applicable to Participants under the Plan; provided, however, Participant may be required to agree to noncompetition covenants or covenants providing for non-interference with customers or suppliers that are no more restrictive (except as to the term) than those by which Participant is already bound, (D) pay the Participant’s pro rata portion (calculated based on the proceeds received by the Participant in connection with the Change in Control) of any fees and expenses of the PEP Sponsor Group incurred in connection with the Change in Control to the extent not paid or reimbursed by the Company or its Affiliates, (E) agree to provide indemnification, participate in any purchase price adjustment and participate in any escrow in respect of any purchase price adjustment, representations and warranties relating to the Company and its Affiliates (including, without limitation, their respective assets, properties, liabilities, operations and businesses) or covenants and obligations of or relating to the Company and its Affiliates on the same terms as the PEP Sponsor Group other than in the case of such provisions that are individual to the PEP Sponsor Group; provided, however, that (x) the Participant shall only be severally (and not jointly) liable for the Participant’s pro rata portion, if any, of any indemnity, purchase price adjustment or escrow payments, and (y) the aggregate liability of the Participant shall be limited to the proceeds received by the Participant in connection with the Change in Control.

14.                               Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

15.                               Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 18 is reasonably calculated to give actual notice.

16.                               WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17.                               Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

18.                               Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one business day after deposit with Federal Express or similar overnight courier service, or (c) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that Participant most recently provided to the Company.

19.                               Entire Agreement. This Award Agreement, including Exhibit A attached hereto, the Plan and the Stockholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

20.                               Survival of Obligations. Forfeiture or termination of any or all of the Restricted Stock Units or termination of the Participant’s Service shall not affect the participant’s continuing obligations set forth in this Award Agreement, which obligations expressly survive the termination of the Participant’s Service.

21.                               Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

22.                               Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

23.                               Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

24.                               No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Stock Units. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock Units. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

25.                               Compliance with Section 409A. The Company intends that the Restricted Stock Units be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Restricted Stock Units. In the event the Restricted Stock Units are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 10.1 of the Plan.

*                                                                                         *                                                                                         *

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

DOUBLEVERIFY HOLDINGS INC.

By:	/s/ Davis Noell
Name: Davis Noell
Title: Vice President

Agreed and acknowledged as
of the date first above written:

/s/ Julie Eddleman
Julie Eddleman